EXHIBIT 10.3

December 20, 2002


Mr. Robert J. Walner
1889 Cavell Avenue
Highland Park, IL 60035

Re:    CHANGE OF STATUS AND SEPARATION AGREEMENT

Dear Bob:

This letter, upon your signature, will constitute the entire agreement ("Agreement") between you and Grubb & Ellis Company ("G&E"), and all of its respective subsidiaries, divisions, affiliates, and related entities (collectively, the "Company") regarding the transition of your employment status, duties and responsibilities and the termination of your employment with the Company.

1. You have decided it would be in the best interests of you and your family not to move to New York and to seek new employment opportunities. You are resigning "with Good Reason" pursuant to your Employment Agreement dated December 14, 2001.

2.     a)     Your transition date shall be January 2, 2003 ("Transition Date").
              On and after the Transition  Date,  until July 2, 2003, or earlier
              upon  45  days  written   notice  by  you  to  the  Company  (your
              "Termination  Date"),  you  shall  have the title  Executive  Vice
              President,  Chief  Administrative  and Legal Officer and Corporate
              Secretary of G&E, and will report to Barry M. Barovick,  the Chief
              Executive Officer of G&E ("CEO"). From the Transition Date through
              July 2, 2003 you shall complete a legal and risk management transition. From the Transition Date through your Termination
              Date, you shall work in the Company's Northbrook, IL office on various strategic projects and business initiatives as directed by the CEO from time to time.

       b) From the Transition Date until your Termination Date, you shall receive a base salary of Thirty-Seven Thousand Five Hundred Dollars ($37,500) per month, payable semi-monthly, less withholding taxes and customary payroll deductions.

       c) You agree to resign as an officer and employee of the Company on your Termination Date, and the Company hereby accepts such resignations. If the Company and you shall mutually agree in writing, your Termination Date would be extended in which case you shall receive a base salary of Thirty-Seven Thousand Five Hundred Dollars ($37,500) per month, payable semi-monthly, less withholding taxes and customary payroll deductions.

3.     After the Effective Date, you or your estate will receive the following:

       (i) On your Termination Date, a lump sum in cash equal to One Hundred Eighty-Seven Thousand Five Hundred Dollars ($187,500) representing your calendar year 2002 bonus; and

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       (ii)   On your Termination  Date, you may receive a cash bonus in respect of 2003 in the discretion of the Company; and

       (iii) After your Termination Date, you shall receive cash payments of Seventy-Five Thousand Dollars ($75,000) per month, for six months, payable semi-monthly, or an aggregate total of Four Hundred Fifty Thousand Dollars ($450,000), representing one year's base salary; and

       (iv) On your Termination Date, you shall receive a lump sum in cash in the amount of Forty-Three Thousand Dollars ($43,000) representing the annual equivalent of your Company benefits for healthcare, dental, vision, life insurance, disability coverages, and perquisites for the twelve month period after the Termination Date, which has in part been grossed up to cover your income taxes; and

       (iv) On your Termination Date, you will be paid in cash your accrued vacation time pay for 4.5 weeks of accrued vacation pay;

       all of the above to be reduced by withholding taxes and customary payroll deductions.

4. In consideration of and your acceptance of this Agreement, and provided you have fulfilled your other obligations set forth in this Agreement, after the Effective Date the Company shall provide you with the following benefits:

       i) up to Eighteen Thousand Dollars ($18,000) of senior executive outplacement benefits from the company of your choice, upon receipt by the Company of bills for same; and

       ii) live voicemail, network access, secretarial services and cellular phone through your Termination Date; you may keep your cellular phone; and

       iii)   you and the Company  shall  mutually  agree upon a reasonable  and
              appropriate  interoffice  memorandum,   and  a  press  release  if
              necessary, announcing your exit from the Company.

5. Except as specifically provided in this Agreement, you hereby abrogate and repudiate any and all claims you have under any and all other written or oral agreements between you and the Company regarding the terms of your employment and any and all compensation to be paid to you by the Company.

6. After your Termination Date, except for your rights under various employee stock option, deferred compensation and 401(k) plans in which you are a participant, and the indemnification provisions under the Company's bylaws, and the indemnification agreement between the Company and you, and in connection with matters for which any of the Released Parties has maintained or maintains insurance coverage in the past, present or future, all of which are not waived by this Agreement, you will no longer be covered by or eligible for any benefits under any Company employee benefit plans in which you currently participate, except to the extent you may be entitled to do so under applicable disability premium waivers due to a disability arising prior to your Termination Date or to the extent you exercise an individual conversion option. After your Termination Date, you will receive by separate cover information regarding your rights to health insurance continuation (COBRA) and any 401(k), stock option and deferred


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       compensation  plan  benefits.  To the extent  that you have such  rights, nothing in this Agreement will impair those rights.

7.     (a)    In exchange for the  compensation  and other rights to be provided to you  herein,  to which you are not  otherwise  entitled  except pursuant to this  Agreement,  you agree to and hereby do waive and release,  and promise  never to assert,  any claims of any kind or nature whatsoever,  in law or equity, known or unknown, direct and indirect,  that you have against the Company,  and its  respective
              predecessors,   subsidiaries,   affiliates,   associates,  owners,
              divisions, representatives, related entities, officers, directors, shareholders,  agents, partners,  insurers, employee benefit plans
              (and  their  trustees,   administrators  and  other  fiduciaries),
              attorneys,    employees,    heirs,    successors,    and   assigns
              (collectively, the "Released Parties"), arising from or related to your employment, the transition of your employment, and the termination of your employment with the Company.

              The claims that you are waiving, releasing and promising not to assert include, but are not limited to, claims arising under federal, state and local statutory and common law, such as the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act of 1990, the Family Medical Leave Act of 1993, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1963, as amended, the Civil Rights Act of 1866, as amended, the common law of contract and tort, and any other laws and regulations relating to employment, or employment discrimination and/or the payment of wages or benefits.

       (b) In consideration of the foregoing and the execution of the Agreement by you, the Company and the Released Parties hereby waive and release and promise never to assert any claims of any kind or nature whatsoever, in law or equity, known or unknown, direct or indirect that the Company (and/or any of the Released Parties) might have against you (and including, without limitation, your partners, associates, agents, representatives, related entities and/or affiliates, contractors and/or your attorneys).

8.     (a)    You  understand  and agree that the claims  that you are  waiving, releasing and promising  never to assert  include  claims that you now know or have reason to know  exist,  as well as those that you do not presently have any reason to know,  believe or suspect that
              you  have,  including  unknown,   unforeseen,   unanticipated  and
              unsuspected   injuries,   damages,  loss  and  liability  and  the
              consequences thereof. By signing this Agreement you agree that you are expressly waiving any provision of any state, federal or local statute, and common-law doctrine, providing, in substance, that a release shall not extend to claims, demands, injuries or damages, loss or liability, which are unknown or unsuspected to exist, by the person making the release, when s/he is making the release.

       (b) The Company (and the Released Parties) agree and understand that the claims that they are waiving, releasing and promising never to assert include claims that they now know or have reason to know exist, as well as those that they do not presently have any reason to know, believe or suspect that they may have, including unknown, unforeseen, unanticipated and unsuspected injuries, damages, loss and liability and the consequences thereof. By signing the Agreement the Company (on behalf of itself and the Released Parties) agrees that the Company (and the Released Parties) are expressly waiving any provision of any state, federal or local statute, and common law doctrine, providing in substance, that a release shall not extend to claims, demands, injuries or damages, loss or


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              liability,  which are unknown or unsuspected to exist by the party making the release, when it/they are making the release.

9. You agree that you will not voluntarily, and without compulsion of legal process, assist or encourage others to assert claims or to commence or maintain litigation against the Released Parties. You also agree not to take any action or make any statement which disparages or is intended to disparage the Released Parties or their reputations. The Company agrees that it will not take any action or make any statement which disparages or is intended to disparage you.

10.    (a)    If your  Termination  Date is more than  forty-five  days from the
              Effective  Date,  you shall  provide  the  Company  with a General
              Release of all claims in form and substance, attached hereto, as of your Termination Date.

       (b) You agree to return to the Company, by your Termination Date, any and all information and materials, whether in paper, magnetic, electronic or other form, that you have about the Company's practices, procedures, trade secrets, finances, client lists, or marketing of the Company's services. You may keep form contracts that you developed in your role as General Counsel or Chief Legal Officer of the Company. On your Termination Date, you will promptly execute any and all notices of resignation from any Company position as requested by the CEO. After your Termination Date, you will take no further action to bind or obligate the Company. On your Termination Date, you will turn in your corporate American Express card.

11. You agree that you will not, unless required by law or otherwise permitted by express written permission from or request by the Company, disclose to anyone any information regarding the following:

       a. Any non-public information regarding the Company, including its practices, procedures, trade secrets, finances, client lists, or marketing of the Company's services.

       b. The terms of this Agreement, except that you may disclose this information to members of your immediate family and to your attorney, accountant or other professional advisor(s) to whom you must make the disclosure in order for them to render professional services to you. You will instruct them, however, to maintain the confidentiality of this information just as you must, and any breach of this obligation of confidentiality by such family member or professional advisor(s) shall be deemed to be a breach by you. If required to disclose the terms of this Agreement by law, you shall provide the Company with sufficient notice prior to any such disclosure, including the basis for the legal requirement to disclose, to allow the Company to seek a protective order preventing the disclosure.

12. You agree that, commencing on the Effective Date, and thereafter for a period of twelve months after your Termination Date, except for Donna Reschke and Carol Vanairsdale, you shall not, without the prior permission of the CEO or CFO of the Company, directly or indirectly, on behalf of yourself or any other person or entity solicit for employment any then current executive, employee or independent contractor of the Company, or request or induce any then current executive, employee or independent contractor of the Company to leave the employ of, or association with, the Company.

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13.    Except as  required  by law or  administrative  agency or stock  exchange rules, the Company will keep the terms of this Agreement confidential. It is expected that the Company will file this Agreement as an exhibit to its SEC filings.

14. In the event that you breach any of your obligations under this Agreement or as otherwise imposed by law, the Company will be entitled to recover the benefits paid under the Agreement and to obtain all other relief provided by law and equity. If the Company breaches any of its obligations under this Agreement, you will be entitled to obtain all relief provided by law and equity. If either you or the Company believes there has been a breach of this Agreement, the party alleging such breach shall notify the other party in writing and provide a reasonable opportunity to cure such breach. In the event of a dispute between the parties to this Agreement, the prevailing party shall be entitled to recover its or his expenses and reasonable attorneys' fees incurred therein from the unsuccessful party. This Agreement will be governed by the law of the State of Illinois without regard to principles of conflicts of laws thereof.

15. To accept the Agreement, please date and sign this Agreement and return it, either by personal delivery or by mail, to GRUBB & ELLIS COMPANY, c/o Barry M. Barovick, CEO, 55 E. 59th Street, New York, NY 10022-1122. An extra original for your records is enclosed.

       A.     YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT.

       B. THIS AGREEMENT AND ITS TERMS WILL REMAIN EFFECTIVE AND MAY BE ACCEPTED BY YOU IN THE MANNER DESCRIBED IN THE ATTACHED COVER LETTER.

       C. ONCE YOU ACCEPT THIS AGREEMENT, YOU WILL HAVE SEVEN (7) DAYS AFTER SIGNING TO REVOKE YOUR ACCEPTANCE. TO REVOKE, YOU MUST SEND, EITHER BY PERSONAL DELIVERY OR BY MAIL, TO THE CEO AS INDICATED ABOVE, A WRITTEN STATEMENT OF REVOCATION. IF YOU DO NOT REVOKE, THE EIGHTH DAY AFTER THE DATE OF YOUR ACCEPTANCE WILL BE THE "EFFECTIVE DATE" OF THIS AGREEMENT.

16. Nothing in this Agreement shall constitute an admission of liability or wrongdoing by the Company or by you. This Agreement shall not be binding on the Company unless and until it is signed, in unaltered form, and returned to the Company as provided above.

17. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

18. The obligations of the Company under this Agreement shall be binding on the Company and its successors and assigns. This Agreement represents the sole and entire agreement between you and the Company regarding the transition and then termination of your services as Executive Vice President, Chief Administrative Officer, Chief Legal Officer and Corporate Secretary and supersedes any and all previous verbal or written promises, representations, agreements, negotiations and/or discussions, if any, between you and the Company with respect to the subject matters covered herein. This Agreement cannot be terminated or changed except in writing by you and a duly authorized representative of G&E.

19. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when

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       received if personally  delivered;  when  transmitted  if  transmitted by telecopy, electronic or digital transmission method, with electronic confirmation; when received, if sent for next day delivery to a domestic address by recognized overnight delivery service (E.G., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

    If to you, addressed to:

    Robert J. Walner
    1889 Cavell Avenue
    Highland Park, IL 60035

    If to Grubb & Ellis Company, addressed to:

    Grubb & Ellis Company
    55 E. 59th Street
    New York, NY 10022-1122
    Attention:  Chief Executive Officer
    Fax:  (212) 326-4903


or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

20. This Agreement may be executed in any number of original or facsimile counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.




                                        GRUBB & ELLIS COMPANY

                                        BY:  /s/BARRY M. BAROVICK
                                             --------------------
                                             Barry M. Barovick
Dated:  December 20, 2002                    President & Chief Executive Officer


By signing this Agreement, I acknowledge that I have had the opportunity to review it carefully with an attorney of my choice, that I understand the terms of the agreements contained therein, and that I voluntarily agree to them.


Dated:  March 10, 2003                   /s/ ROBERT J. WALNER
                                         ----------------------
                                             Robert J. Walner


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                       GENERAL RELEASE BY ROBERT J. WALNER
                       -----------------------------------

       FOR AND IN CONSIDERATION OF the terms and conditions of the Separation Agreement dated as of December 20, 2002 by and between ROBERT J. WALNER (the "Executive") and GRUBB & ELLIS COMPANY (the "Company") (the "Separation Agreement"), the Executive agrees, on behalf of himself, his heirs, executors, administrators and assigns, to release and discharge the Company, and all of its current and former officers, directors, employees, agents, stockholders, subsidiaries, divisions, affiliates, parents, successors and assigns ("Released Parties") from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, charges, claims, and demands whatsoever ("Losses") which the Executive, his heirs, executors, administrators and assigns have, or may hereafter have against the Released Parties or any of them arising out of or by reason of any cause, matter or thing whatsoever from the beginning of the world to the date hereof, including without limitation any and all matters relating to his Employment Agreement with the Company, his employment by the Company and the cessation thereof, and all matters arising under any federal, state or local statute, rule or regulation or principle of contract law or common law, including but not limited to Title VII of the Civil Rights Act of 1964, AS AMENDED, 42 U.S.C. ss.ss. 2000e ET SEQ., the Age Discrimination in Employment Act of 1967, AS AMENDED, 29 U.S.C. ss.ss. 621 ET SEQ., the Americans with Disabilities Act of 1990, AS AMENDED, 42 U.S.C. ss.ss. 12101 ET SEQ., the Employee Retirement Income Security Act of 1974, AS AMENDED, 29 U.S.C. ss.ss. 1001 ET SEQ., the New York State Human Rights Law, AS AMENDED, N.Y. Exec. Law ss.ss. 290 ET SEQ., the New York City Human Rights Law, AS AMENDED, N.Y.C. Admin. Code ss.ss. 8-101 ET SEQ., and any other equivalent state or local statute; PROVIDED, HOWEVER, that the Executive does not release and discharge the Released Parties from any Losses arising out of or in connection with his Separation Agreement. It is understood that nothing in this General Release is to be construed as an admission on behalf of the Released Parties of any wrongdoing with respect to the Executive, any such wrongdoing being expressly denied. This General Release shall not affect any unpaid claims of Executive under any medical, accident or disability insurance policy or employee medical care account.

       Notwithstanding anything to the contrary in this General Release, Executive's rights, if any, to employee stock options, deferred compensation and 401-K plans in which Executive is a participant, as well as indemnification from the Company for ongoing defense costs and any other liabilities or Losses pursuant to the Company's Bylaws and/or pursuant to any indemnification agreement with the Company to which Executive is a party, including without limitation independent contractor sales agents, and/or in connection with matters for which any of the Released Parties has maintained or maintains insurance coverage in the past, present or future, are not waived by this General Release.

       The Executive represents and warrants that he fully understands the terms of this General Release, that he has had the benefit of advice of counsel, and that he knowingly and voluntarily, of his own free will without any duress, being fully informed and after due deliberation, accepts its terms and signs the same as his own free act. The Executive understands that as a result of executing this General Release, he will not have the right to assert that the Company unlawfully terminated his employment or violated any of his rights in connection with his employment.

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       The Executive  affirms that he has not filed,  and agrees not to initiate or cause to be initiated on his behalf, any complaint, charge, claim, or proceeding against the Released Parties before any federal, state, or local agency, court or other body relating to his employment and the cessation thereof, and agrees not to voluntarily participate in such a proceeding. The Executive waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any such proceeding.

       The Executive, having had the advice of counsel, knowingly waives the remainder of the 21-day period he had to consider whether to execute this General Release. Upon the Executive's execution of this General Release, he will have seven (7) days after execution to revoke it. In the event of revocation, the Executive must present written notice of revocation to Mr. Barry Barovick of the Company. If seven (7) days pass without such notice of revocation, this General Release shall become binding and effective on the eighth (8th) day (the "Release Effective Date").

       This General Release shall be governed by the laws of the State of Illinois without giving effect to the principles of conflicts of law.


/s/ ROBERT J. WALNER                                 MARCH 10, 2003
--------------------                                 --------------
ROBERT J. WALNER                                     DATE


Sworn to before me this
___ day of ______ __, 200_

------------------------------------
Notary Public


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